$23,569,000.00

promissory NOTE

THIS PROMISSORY NOTE (this “Note”) is made in Nashville, Tennessee as of October 18, 2012 (the “Effective Date”) in the principal amount of Twenty Three Million Five Hundred Sixty-Nine Thousand and No/100 Dollars ($23,569,000.00).

Recitals

A. This Note is made by 23HUNDRED, LLC, a Delaware limited liability company (“Borrower”), and is payable to the order of FIFTH THIRD BANK, an Ohio banking corporation, its successors and assigns (“Lender”) pursuant to the terms and conditions set forth in that certain Construction Loan Agreement dated as of even date herewith by and between Borrower and Lender (the “Loan Agreement”). The amount disbursed by Lender to Borrower, repayment of which is evidenced by this Note, is referred to as the “Loan”.

B. This Note is secured, among other items, by (i) a certain Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents (the “Security Instrument”), dated of even date herewith, executed and delivered by Borrower for the benefit of Lender, encumbering certain interests in real and personal property as more particularly described as the Mortgaged Property in the Security Instrument (the “Property”), and (ii) certain other documents securing repayment of this Note, including, without limitation, a Guaranty of Payment of even date herewith from Todd Jackovich (“Guarantor”) for the benefit of Lender (the “Payment Guaranty”), and (iii) a Guaranty of Completion of even date herewith from Guarantor for the benefit of Lender (the “Completion Guaranty”) (the Security Instrument, the Loan Agreement, the Payment Guaranty, the Completion Guaranty, and all other documents evidencing or securing the Loan are hereinafter collectively referred to herein as the “Loan Documents”). All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Instrument and other Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

1.           Agreement to Pay.

A. Maturity Date. Borrower hereby promises to pay to the order of Lender the principal sum of Twenty Three Million Five Hundred Sixty-Nine Thousand and No/100 Dollars ($23,569,000.00), or so much thereof as may be outstanding hereunder, in lawful money of the United States of America on or before the earlier of September 30, 2015 (the “Maturity Date”) or upon acceleration of the Note, subject to two (2) extensions of the maturity of this Note of one (1) year each, on the terms and conditions provided herein, together with interest thereon at the rate or rates hereinbelow set forth. After any such extension, the term “Maturity Date” as used in this Note shall mean the date to which the maturity of this Note has been extended.

B. Interest Rate. Interest on the Loan shall accrue on the outstanding principal balance of this Note from the date of the initial disbursement through the Maturity Date, at an annual rate equal to the Adjusted LIBOR Rate (as hereinafter defined).

2.           Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note. All capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

A. “Adjusted LIBOR Rate” shall mean for any Interest Period for any LIBOR Rate Loan (i) prior to Construction Completion, a rate per annum equal to two and three-fourths percent (2¾%), plus the LIBOR Rate for such Interest Period; and (ii) after Construction Completion, a rate per annum equal to two and one-half percent (2½%) plus the LIBOR Rate for such Interest Period.

B. “Adjusted Prime Rate” shall mean the rate of interest determined by Lender in its reasonable judgment, as consistently applied in the normal course of business with similar borrowers, to be its cost of making, funding or maintaining the Loan, plus the applicable interest rate spread as set forth in Section 2(A) above, based upon a 360-day year and charged for the actual number of days elapsed.

C. “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Nashville, Tennessee.

D. “Default” shall mean when used in reference to this Note or any other document, or in reference to any provision or obligation under this Note or any other document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Note or such other document, as the case may be.

E. “Default Rate” as defined in Section 6 hereof.

F. “Event of Default” shall mean (i) when used in reference to this Note, one or more of the events or occurrences referred to in Section 11A of this Note; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

G. “Interest Period” shall mean a period of one month.

H. “Interest Rate” shall mean the Adjusted LIBOR Rate.

I. “Interest Rate Determination Date” shall mean, for the initial disbursement of the Loan, the date of such disbursement, and for all other purposes, the second (2nd) Business Day prior to the proposed commencement of a LIBOR Rate Loan or a Prime Rate Loan or the conversion or continuation of a LIBOR Rate Loan or a Prime Rate Loan.

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J. “LIBOR Rate” shall mean, the rate of interest rounded upwards, if necessary to the next 1/8 of one percent (1%) and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances fixed by the British Banker’s Association at 11:00 a.m., London time, relating to quotations of the one month London Inter-Bank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) as determined by Lender at approximately 10:00 a.m., Cincinnati, Ohio time on the relevant date of determination. The LIBOR Rate shall initially be determined as of the date of the initial advance of funds to Borrower under this Note and shall be effective until the first Business Day of the month following the [one/two/three] month period after the initial advance. The LIBOR Rate shall be adjusted automatically on the first Business Day each [one/two/three] month(s) thereafter, commencing on the first Business Day of the month following the expiration of the initial LIBOR Rate determination under this Note. Interest shall be calculated based on [a 360-day year and charged for twelve (12) 30-day calendar months elapsed / a 360-day year and charged for the actual number of days elapsed / an actual day year and charged for the actual number of days elapsed.

3.           Computation of Interest. Moneys deposited by Lender in an escrow shall be deemed to have been disbursed as of, and shall bear interest from, the date of deposit in escrow. Interest on this Note shall be payable for the day a disbursement of proceeds of the Loan is made. Regularly scheduled payments of interest on this Note shall include interest accrued to but not including the day on which the payment is made. Payments of principal on this Note shall include interest on the amount paid to but not including the date of payment if payment is received prior to 2:00 P.M. Central Time, and if payment is received after such time, payment of principal on this Note shall include interest to and including the day of payment.

4.           LIBOR Provisions.

A. If, with respect to any Interest Period, (i) any change occurs in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, legislation or order) affecting the London Interbank Eurodollar market for such Interest Period or (ii) other circumstances affecting the London Interbank Eurodollar market for such Interest Period results in the then applicable Adjusted LIBOR Rate not adequately reflecting the cost to Lender of making, funding or maintaining LIBOR Rate Loans, Lender may give notice thereof to Borrower, whereupon until Lender has determined that the circumstances giving rise to such inadequacy no longer exist, (A) the right of Borrower to elect to have any portion of the Loan bear interest at the Adjusted LIBOR Rate shall be suspended for such Interest Period, and (B) each outstanding LIBOR Rate Loan shall bear interest at the Adjusted Prime Rate commencing on the last day of the then current Interest Period therefor, notwithstanding any prior election by Borrower to the contrary.

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B. In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender’s obligations as contemplated hereby: (i) Lender may, by written notice to Borrower, declare Lender’s obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Adjusted Prime Rate, and interest shall be paid on the first (1st) day of each calendar month. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate. Borrower’s right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that one, two or three month LIBOR deposits are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstance affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits. In such event, amounts outstanding hereunder shall bear interest at a rate equal to the Adjusted Prime Rate.

C. If any amount as to which a LIBOR Rate Loan is in effect is repaid on a day other than the last day of the applicable LIBOR Interest Period, or becomes payable on a day other than the last day of the applicable LIBOR Interest Period due to acceleration or otherwise, Borrower shall pay, on demand by Lender, such amount (as determined by Lender) as is required to compensate Lender for any losses, costs or expense which Lender may incur as a result of such payment or acceleration, including, without limitation, any loss, cost or expense (including loss of profit) incurred by reason of liquidation or reemployment of deposits of other funds acquired by Lender to fund or maintain such amount bearing interest at the Interest Rate (collectively, the “Additional Costs”). Lender’s reasonable determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

D. If either (A) the introduction of or any change in (or a change in the authoritative interpretation of) any law or regulation regarding capital adequacy or (B) compliance by Lender with any guideline from any central bank or other governmental body regarding capital adequacy (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) has the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to fund or maintain LIBOR Rate Loans to a level below that which such Lender would have achieved but for such introduction, change or compliance, then, upon demand by Lender, Borrower shall, within five (5) Business Days following Borrower’s receipt of the statement described below, pay to such Lender additional amounts sufficient to compensate such Lender for such reduction. Lender shall deliver to Borrower a written statement of such amounts promptly after the same have been determined, and such statement shall conclusively be deemed to be correct absent manifest error.

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5.           Payment Terms.

A. Commencing on the twentieth (20th) day of November, 2012 and on the same day of each successive month thereafter, to and including the twentieth (20th) day of October, 2015, Borrower shall make payments to Lender of interest on the outstanding principal balance of the indebtedness evidenced by this Note.

B. The Loan shall be due and payable, and Borrower hereby promises to pay the outstanding principal amount of the Loan to Lender, together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on the Maturity Date, subject to earlier prepayment as provided in Section 9 hereof or as otherwise provided herein or in any other Loan Document.

6.           Late Payments; Default Rate; Fees. Subject to the applicable notice and cure provisions set forth in the Loan Agreement, if any payment is not paid when due (whether by acceleration or otherwise), Borrower agrees to pay to Lender a late payment fee as provided for in the Loan Agreement with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by three percentage points (3%) (the “Default Rate”), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

7.           Rounding and Rate Management Agreement. At any time during which a Rate Management Agreement (as defined in the Security Instrument) is then in effect with respect to this Note, the provisions contained in this Note which round up the Interest Rate to the nearest 1/8th shall be disregarded and no longer of any force and effect, notwithstanding anything to the contrary contained in this Note.

8.           Maximum Interest Rate. Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Lender that Lender shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal without penalty or premium and treated hereunder as such; and if the principal of the indebtedness evidenced hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, and (b) amortize, prorate, allocate and spread such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Lender shall refund to Borrower the amount of such excess. Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

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9.           Prepayment. The portion of this Note bearing interest at the Adjusted LIBOR Rate may be prepaid only on the last day of an Interest Period; provided, however, that the Borrower may prepay a LIBOR Rate Loan, either in whole or in part, prior to such day so long as Borrower gives Lender five (5) days prior written notice to Lender and such prepayment is accompanied by a simultaneous payment of the Additional Costs described in Section 4(C) above, plus accrued interest on the LIBOR Rate Loan being prepaid through and including the date of prepayment (unless less than all of the principal amount of such LIBOR Rate Loan is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date). No amount prepaid on this Note may be borrowed again.]

10.         Extension of Maturity Date. Borrower shall have two (2) options to extend the Maturity Date for twelve (12) month successive periods, the first such period to expire September 30, 2016 and the second to expire September 30, 2017, subject to the following terms and conditions:

A. No Default or Event of Default under this Note or any of the other Loan Documents has occurred and is continuing as of the date notice of an extension is received by Lender or on the then current Maturity Date;

B. Borrower shall give Lender not less than thirty (30) days, nor more than three hundred sixty-five (365) days written notice in advance of the then current Maturity Date of its election to exercise the first extension; and, not less than thirty (30) days, nor more than sixty (60) days in advance of the then current Maturity Date to exercise the second extension; and

C. Borrower shall pay to Lender an extension fee in the amount of 0.15% of the principal balance of the Loan for each extension; and

D. The Project has achieved a Debt Service Coverage Ratio of 1.15 to 1.00 as of the date the first extension option is exercised; and

E. The Project has achieved a Debt Service Coverage Ratio of 1.20 to 1.00 as of the date the second extension option is exercised.

F. During any extension period, Borrower shall make monthly payments of principal plus interest. Principal payments shall be in equal monthly amounts calculated by determining the first two (2) years’ aggregate principal reduction of a thirty (30) year amortizing loan at the greater of (i) the actual interest rate, (ii) a ten (10) year U.S. Treasury Note, plus two hundred fifty (250) basis points, or (iii) six and one-half percent (6.5%), divided by twenty-four (24).

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11.         Default and Remedies.

A. Subject to the applicable notice and cure provisions set forth in the Loan Agreement, an “Event of Default” shall occur under this Note upon the occurrence of (a) the failure of Borrower to make any principal or interest payment owing hereunder on the date which is five (5) days after the date when due, (b) the failure by Borrower to pay any other amount payable to Lender under this Note within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof, (c) a breach by Borrower of any of the covenants, agreements, representations, warranties or other provisions hereof, or (d)  the occurrence of any Event of Default under any of the other Loan Documents. An Event of Default under this Note shall also be deemed an Event of Default under the other Loan Documents.

B. If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, other than specified herein or in the other Loan Documents, to declare the unpaid principal of this Note, together with all accrued interest, prepayment premium, if any, and other sums secured by the Security Instrument, Loan Agreement, or other Loan Documents, at once due and payable to the extent permitted by law, to foreclose the Security Instrument and the other liens or security interests securing the payment of this Note, and to exercise any and all other rights and remedies available at law or in equity under the Security Instrument or the other Loan Documents.

C. The remedies of Lender, as provided herein or in the Security Instrument or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

12.         Costs and Attorneys’ Fees. If any Event of Default under this Note shall occur, or if Lender incurs any expenses or costs in connection with the protection or realization of any collateral, whether or not suit is filed thereon or on any instrument granting a security interest in said collateral, Borrower promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable and actual attorneys’ fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

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13.         Waiver. Borrower, and each surety and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note (except as otherwise provided herein), and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Lender shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

14.         Notices. All notices or other communications required or permitted hereunder shall be delivered in the manner set forth in the Loan Agreement.

15.        Application of Payments. All payments on account of the indebtedness evidencing the Note shall first be applied to late charges and costs and fees incurred by Lender in enforcing its rights hereunder or under the Security Instrument and the other Loan Documents, second to accrued interest on the unpaid principal balance, and third to reduce unpaid principal inverse chronological order of maturity. All payments shall be applied in the manner set forth in Section 16.

16.         Miscellaneous.

A.       The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

B.       All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment; provided that a check will be deemed sufficient payment so long as it clears when presented for payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Central Standard Time on the date due therefor and funds received after that hour shall be deemed to have been received by Lender on the following Business Day. If any payment of principal, interest or any other amount due under this Note shall become due on a day which is not a Business Day, the due date for such payment shall be automatically extended to the next succeeding Business Day, and, in the case of a principal payment, such extension of time shall be included in computing interest on such principal. Lender is hereby authorized to charge any account of Borrower maintained with Lender for each payment of principal, interest and other amounts due under this Note, when each such payment becomes due. All amounts payable under this Note and the other Loan Documents shall be paid by Borrower without offset or other reduction.

C.       This Note has been made and delivered in Nashville, Tennessee and all funds disbursed to or for the benefit of Borrower will be disbursed in Nashville, Tennessee.

D.       The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower and its heirs, legatees, legal representatives, successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

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E.        If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

F.       If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns.

G.       Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

H.       Time is of the essence of this Note and of each and every provision hereof.

I.        This Note, together with the other Loan Documents, sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them relating to the subject matter of this Note or other than as are set forth herein and in the other Loan Documents. This Note and the other Loan Documents supersede all prior written and oral commitments and agreements relating to the Loan. Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein or in the other Loan Documents.

J.         This Note and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

K.        Each party to this Note and the legal counsel to each party have participated in the drafting of this Note, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note.

L.        Borrower certifies that the proceeds of this Loan are to be used for business purposes.

17.         Choice of Laws. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

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18.         JURY WAIVER. BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

19.         JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE SHALL BE LITIGATED IN THE COURTS OF DAVIDSON COUNTY, TENNESSEE, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS. BORROWER WAIVES ANY CLAIM THAT DAVIDSON COUNTY, TENNESSEE OR THE MIDDLE DISTRICT OF TENNESSEE IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

20.         Loan Fee. In consideration of Lender’s agreement to make the Loan, Borrower shall pay to Lender a non-refundable fee in the amount of One Hundred Seventeen Thousand Eight Hundred Forty-Five and 00/100 Dollars ($117,845.00), which shall be due and payable in full as a condition precedent to the first disbursement of proceeds under this Note.

21.         Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

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IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Note as of the date and year first above written.

BORROWER:

23HUNDRED, LLC, a Delaware limited liability company

By:	BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company, as its sole Member and Manager

By:	Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company, as its Manager

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee limited liability company, as its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia limited liability company, as its Manager

By:	/s/ Todd Jackovich
Todd Jackovich, as its Manager

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